Exhibit 107

CALCULATION OF FILING FEE TABLES

S-3

WELLS FARGO & COMPANY/MN

Submission Type: 424B2

EX-FILING FEES

SEC File No. 333-292881

Final Prospectus: True

N/A

The pricing supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price of the related offering is $1,000,000.